Applied Digital Reports Fiscal Fourth Quarter and Full Year 2024 Results
DALLAS, TX – August 28, 2024 -- Applied Digital Corporation (Nasdaq: APLD) ("Applied Digital" or the "Company"), a designer, builder, and operator of next-generation digital infrastructure designed for high-performance computing (“HPC”) applications, cloud services (“Cloud Services”), and data center hosting (“Data Center Hosting”), reported financial results for the fiscal fourth quarter and full year ended May 31, 2024. The Company also provided an operational update.
Fiscal Fourth Quarter 2024 Financial and Operational Highlights
•Fiscal fourth quarter 2024 revenue of $43.7 million
•Fiscal fourth quarter 2024 net loss of $64.8 million
•Fiscal fourth quarter 2024 adjusted net loss of $45.3 million, which was negatively impacted by $15.5 million of expenses associated with facilities and equipment that were not yet generating revenue
•Fiscal fourth quarter 2024 adjusted EBITDA of $4.8 million
•The Company successfully procured new transformers and related components from North American manufacturers resulting in the Company's Ellendale Data Center Hosting facility to operate at full capacity as of the date of this earnings release
Fiscal Year 2024 Financial and Operational Highlights
•Fiscal 2024 revenue of $165.6 million versus $55.4 million in 2023
•Fiscal 2024 net loss of $149.7 million versus $45.6 million in 2023
•Fiscal 2024 adjusted net loss of $77.5 million versus $7.9 million in 2023. Fiscal 2024 adjusted net loss was negatively impacted by $38.5 million of expenses associated with facilities and equipment that were not yet generating revenue
•Fiscal 2024 adjusted EBITDA of $24.5 million versus $0.8 million in 2023
Adjusted EBITDA and adjusted net loss are non-GAAP measures. A reconciliation of each of adjusted EBITDA and adjusted new loss to the most directly comparable financial measure presented in accordance with accounting principles generally accepted in the United States (“GAAP”) is set forth in the schedule accompanying this release. See “Reconciliation of GAAP to Non-GAAP Measures”
Recent Operational Highlights
1.Subsequent to the fiscal year end we secured over $150 million in funding from various financings and the settlement of the Garden City contingency.
2.On July 26, 2024, Applied Digital Corporation entered into an agreement extending the exclusivity period under the previously announced LOI for leasing the Company's Ellendale, North Dakota HPC data center campus.
3.On July 30, 2024 the conditional approval requirements related to the release of the escrowed funds from the sale of its Garden City, Texas facility were met, and those funds were received from escrow totaling $25 million.
4.As of June 28, 2024 the transformer-based repairs at the Company's Ellendale Data Center Hosting facility have been completed, and the site has been restored to full operating capacity. As previously disclosed, the data center experienced a power outage for most of the quarter due to a transformer issue. This disruption was confined to our Data Center Hosting operations and did not affect our HPC data center construction.
Management Commentary
Wes Cummins, Chairman and CEO of Applied Digital commented: “By the end of June, we successfully resolved all transformer issues at our Ellendale Data Center Hosting facility, restoring it to full power capacity. Despite these short-term setbacks, we made significant progress on our key growth initiatives, particularly in expanding our Cloud Services business and executing an LOI with a U.S.-based hyperscaler for 400 MW capacity, which includes our 100 MW facility currently under construction and two future buildings. Our state-of-the-art, 369,000-square-foot facility is designed for HPC applications such as Artificial Intelligence.
We believe the hyperscaler has completed their technical due diligence on the facility and we are now working to finalize the details of the lease. This would then be followed by working towards finalizing the project-level financing for this investment-grade tenant.
Our vision is to become a development platform, capable of building and operating multiple HPC data centers. This starts with our Ellendale campus and continues with three additional campuses we are actively marketing totaling 1.4 GW. To support this vision, we have added several industry veterans to our team and are already working on the design of our next two buildings which will provide 300 MW of capacity.
We are incredibly proud of the progress made this quarter and look forward to providing further updates as we move into fiscal 2025. Looking ahead, we believe fiscal fourth quarter marked the bottom of our revenues and anticipate sequential improvements in the top line as we enter the first quarter of fiscal 2025."
Cloud Services Update
Applied Digital’s Cloud Services division provides high-performance computing power for artificial intelligence and machine learning applications. This year, we are pleased to welcome our newest Cloud Services customer, Together AI. In the fiscal fourth quarter, we successfully brought four clusters online, and we have already brought two additional clusters online in the first quarter of fiscal 2025. The Company recognized $29.0 million in revenues from the Cloud business during fiscal year 2024.
HPC Data Center Hosting Update
Applied Digital’s HPC Data Center Hosting Business designs, builds, and operates next-generation data centers, which are designed to provide massive computing power and support high-performance computing applications within a cost-effective model. During the fiscal second quarter, the Company broke ground on its first 100 MW high-performance compute facility in Ellendale, North Dakota. The new 369,000-square-foot building will provide ultra-low-cost and highly efficient liquid-cooled infrastructure for HPC applications.
The Company has entered into exclusivity through an executed LOI with a US-based hyperscaler for 400 MW capacity, inclusive of our 100 MW facility currently under construction and two forthcoming buildings in Ellendale, North Dakota. The Company is in advanced discussions with traditional financing counterparties, to facilitate construction activities, for this investment-grade tenant.
Data Center Hosting Update
The Company currently operates 286 MW of data center hosting capacity. Our 106 MW facility in Jamestown, North Dakota, operated at full capacity throughout the year. However, our 180 MW facility in Ellendale, North Dakota, experienced a power outage starting in January. We identified that the outages were due to transformer failures, and we have since procured new transformers and related components from leading North American manufacturers that have performed to our specifications and needs without any further power loss or issues. By the end of fiscal year 2024, the Ellendale hosting facility was operating at approximately 80% capacity and as of June 28, 2024, this facility has been restored to full operating capacity.
Additionally, the sale of our Garden City, Texas hosting facility to Marathon was finalized in April 2024. On June 28, 2024 the conditional approval requirements related to the release of the escrowed funds from the sale of its Garden City, Texas facility were met, and those funds were subsequently released to the Company from escrow totaling $25 million.
Financial Results for Fiscal Fourth Quarter 2024 and Fiscal Year Ended May 31, 2024
Operating Results
Fiscal Year 2024 Financial Results:
Revenue increased $110.2 million, or 199%, from $55.4 million for the fiscal year ended May 31, 2023 to $165.6 million for the fiscal year ended May 31, 2024 driven by increased capacity across the Company’s three Data Center Hosting facilities between the periods as well as the Company recognizing revenue under its Cloud Services segment due to the launch of the service during the current fiscal year.
Cost of revenues increased by $104.0 million, or 234%, from $44.4 million for the fiscal year ended May 31, 2023 to $148.3 million for the fiscal year ended May 31, 2024. The increase was primarily driven by the growth in the business as more facilities were energized and more services were provided to customers compared to the fiscal year ended May 31, 2023.
Selling, general and administrative expenses increased by $43.4 million, or 79%, from $55.1 million for the fiscal year ended May 31, 2023 to $98.5 million for the fiscal year ended May 31, 2024. The increase was primarily due to the overall growth in the business.
Net loss for the fiscal year ended May 31, 2024 was $149.7 million or $1.31 per basic and diluted share, based on a weighted average share count during the quarter of 114.1 million shares. This compares to a net loss of $45.6 million, or $0.48 per basic and diluted share, based on a weighted average share count of 93.5 million shares for the fiscal year ended May 31, 2023.
Adjusted net loss, a non-GAAP measure, for the fiscal year ended May 31, 2024, was $77.5 million or adjusted net loss per basic and diluted share of $0.68, based on a weighted average share count during the quarter of approximately 114.1 million shares. This compares to an adjusted net loss, a non-GAAP measure, of $7.9 million, or $0.08 per basic and diluted share, for the fiscal year ended May 31, 2023 based on a weighted average share count during the quarter of approximately 93.5 million shares. Adjusted net loss was negatively impacted by $38.5 million of expenses associated with facilities and equipment that were not yet generating revenue.
Adjusted EBITDA, a non-GAAP measure, for the fiscal year ended May 31, 2024 was $24.5 million compared to an Adjusted EBITDA of $0.8 million for the fiscal year ended May 31, 2023. Despite the year-over-year growth, Adjusted EBITDA was negatively impacted by $5.9 million of expenses associated with facilities that were not yet generating revenue.

Fiscal Fourth Quarter 2024 Financial Results:
Total revenues in the fiscal fourth quarter 2024 were $43.7 million, up 98% from the fiscal fourth quarter 2023. The increase in revenues was driven by increased capacity across the Company’s three Data Center Hosting facilities between periods as well as the Company recognizing revenue under its Cloud Services segment due to the launch of the service during the current fiscal year.
Cost of revenues in the fiscal fourth quarter 2024 was $46.3 million compared to $15.9 million in the fiscal fourth quarter 2023. The increase was driven by increases in depreciation and amortization expense and personnel expenses primarily driven by the growth in the business as more facilities were energized compared to the fiscal fourth quarter of 2023. The increase in the cost of revenues was also attributable to higher energy costs due to a higher number of MWs online.
Selling, general and administrative expenses in the fiscal fourth quarter 2024 were $31.3 million compared to $12.3 million in the fiscal fourth quarter of 2023. The increase in selling, general and administrative expenses, which, by nature, are not directly attributable to revenue generation, was primarily driven by an increase in depreciation and amortization expense for equipment not yet supporting revenue, an increase in lease expenses for facilities that have not yet begun generating revenue, and an increase in professional service expenses related to legal services associated with discrete transactions and projects as well as general support of the growth of the business compared to the fiscal fourth quarter 2023.
Net loss for the fiscal fourth quarter 2024 was $64.8 million, or $0.52 per basic and diluted share, based on a weighted average share count during the quarter of 124.7 million shares. This compares to a net loss of $6.5 million, or $0.07 per basic and diluted share, based on a weighted average share count of 94.1 million shares for the fiscal fourth quarter 2023.
Adjusted net loss, a non-GAAP measure, for the fiscal fourth quarter of 2024, was $45.3 million or adjusted net loss per basic and diluted share of $0.36, based on a weighted average share count during the quarter of approximately 124.7 million shares. This compares to an adjusted net loss, a non-GAAP measure, of $0.1 million, or $0.00 per basic and diluted share, for the fiscal fourth quarter of 2023 based on a weighted average share count during the quarter of approximately 94.1 million shares. Adjusted net loss was negatively impacted by $15.5 million of expenses associated with facilities and equipment that were not yet generating revenue.
Adjusted EBITDA, a non-GAAP measure, for the fiscal fourth quarter 2024 was $4.8 million compared to an Adjusted EBITDA of $3.4 million for the fiscal fourth quarter 2023. Despite the overall growth in this measure, Adjusted EBITDA was negatively impacted by $5.9 million of expenses associated with facilities that were not yet generating revenue.
Cash Flows
The Company experienced a net decrease in cash, cash equivalents, and restricted cash during the fiscal year ended May 31, 2024 of $14.3 million. The primary drivers of the change were:
•Purchase of property, equipment, and other assets of $141.8 million, driven by construction of the Company's HPC Hosting data center;
•Finance lease prepayments of $50.1 million and finance leases recurring payments of $60.0 million, primarily driven by the Company's leases of hosting equipment for Cloud services; and
•Debt repayments of approximately $67.2 million.

These were partially offset by the following:
•Borrowings of $144.6 million including funding received from related party loans;
•Net cash received from the issuance of common stock of $130.8 million under the Company's at-the-market sales agreement; and
•Net cash received from operating activities of $11.4 million, driven by the recurring operations of the business.
Conference Call
Applied Digital will host a conference call today, August 28, 2024, at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) to discuss these results. A question-and-answer session will follow the management’s presentation.
U.S. dial-in number: 1-877-407-0792
International number: 1-201-689-8263
Conference ID: 13748390
The conference call will broadcast live and be available for replay here.
Please call the conference telephone number approximately 10 minutes before the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Applied Digital’s investor relations team at 1-949-574-3860.
A replay of the call will be available after 8:00 p.m. Eastern time on August 28, 2024, through September 11, 2024.
Toll-free replay number: 1-844-512-2921
International replay number: 1-412-317-6671
Conference ID: 13748390
About Applied Digital
Applied Digital Corporation (Nasdaq: APLD) designs, develops, and operates next-generation digital infrastructure across North America to provide digital infrastructure solutions and cloud services to the rapidly growing industries of High-Performance Computing ("HPC") and Artificial Intelligence ("AI"). Find more information at www.applieddigital.com. Follow us on X (formerly Twitter) at @APLDdigital.
Forward-Looking Statements
This release contains "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 regarding, among other things, future operating and financial performance, product development, market position, business strategy and objectives. These statements use words, and variations of words, such as "continue," "build," "future," "increase," "drive," "believe," "look," "ahead," "confident," "deliver," "outlook," "expect," and "predict." Other examples of forward-looking statements may include, but are not limited to, (i) statements of Company plans and objectives, including our evolving business model, or estimates or predictions of actions by suppliers, (ii) statements of future economic performance, and (iii) statements of assumptions underlying other statements and statements about the Company or its business. You are cautioned not to rely on these forward-looking statements. These statements are based on current expectations of future events and thus are inherently subject to uncertainty. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the Company's expectations and projections. These risks, uncertainties, and other factors include: decline in demand for our products and services; the volatility of the crypto asset industry; the inability to comply with developments and changes in regulation; cash flow and access to capital; and maintenance of third party relationships. Information in this release is as of the dates and time periods indicated herein, and the Company does not undertake to update any of the information contained in these materials, except as required by law.
Use and Reconciliation of Non-GAAP Financial Measures
To supplement our consolidated financial statements presented under GAAP, we are presenting certain non-GAAP financial measures. We are providing these non-GAAP financial measures to disclose additional information to facilitate the comparison of past and present operations by providing perspective on results absent one-time or significant non-cash items. We utilize these measures in the business planning process to understand expected operating performance and to evaluate results against those expectations. We believe that these non-GAAP financial measures, when considered together with our GAAP financial results, provide management and investors with an additional understanding of our business operating results regarding factors and trends affecting our business and provide a reasonable basis for comparing our ongoing results of operations.
These non-GAAP financial measures are provided as supplemental measures to the Company’s performance measures calculated in accordance with GAAP and therefore, are not intended to be considered in isolation or as a substitute for comparable GAAP measures. Further, these non-GAAP measures have no standardized meaning prescribed by GAAP and are not prepared under any comprehensive set of accounting rules or principles. Because of the non-standardized definitions of non-GAAP financial measures, we caution investors that the non-GAAP financial measures as used by us in this report have limits in their usefulness to investors and may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by other companies. Further, investors should be aware that when evaluating these non-GAAP financial measures, these measures should not be construed as an inference that the Company’s future results will be unaffected by unusual or non-recurring items. In addition, from time to time in the future there may be items that we may exclude for purposes of our non-GAAP financial measures and we may in the future cease to exclude items that we have historically excluded for purposes of our non-GAAP financial measures. Likewise, we may determine to modify the nature of the adjustments to arrive at our non-GAAP financial measures. Investors should review the non-GAAP reconciliations provided below and not rely on any single financial measure to evaluate the Company’s business.
Change in Presentation
Beginning in the third quarter of 2024, the Company updated its presentation of non-GAAP measures. As a result of this updated presentation, the Company no longer excludes start-up costs as an adjustment to Operating loss, Net loss, or EBITDA in our calculation of Adjusted operating loss, Adjusted net loss attributable to Applied Digital Corporation, Adjusted net loss attributable to Applied Digital Corporation per diluted share, and Adjusted EBITDA. EBITDA, Adjusted EBITDA, Adjusted net loss attributable to Applied Digital Corporation, and Adjusted net loss attributable to Applied Digital Corporation per diluted share are non-GAAP measures and are defined below.
Adjusted Operating Loss, Adjusted Net Loss, and Adjusted Net Loss per Diluted Share
“Adjusted Operating Loss” and “Adjusted Net Loss” are non-GAAP measures that represent operating loss and net loss, respectively, excluding stock-based compensation, non-recurring repair expenses, diligence, acquisition, disposition and integration expenses, litigation expenses, non-recurring research and development expenses, loss on classification of held for sale, accelerated depreciation and amortization, and loss on legal settlement. Adjusted net loss is further adjusted for the losses associated with changes in fair value of debt, related party debt and warrants issued to to related parties, as well as the loss on extinguishment of debt. We define “Adjusted Net Loss per Diluted Share” as Adjusted net loss divided by weighted average diluted share count.
EBITDA and Adjusted EBITDA
“EBITDA” is defined as earnings before interest, taxes, and depreciation and amortization. “Adjusted EBITDA” is defined as EBITDA adjusted for stock-based compensation, non-recurring repair expenses, diligence, acquisition, disposition and integration expenses, litigation expenses, non-recurring research and development expenses, loss on classification as held for sale, accelerated depreciation and amortization, the losses associated with changes in fair value of debt, related party debt and warrants issued to to related parties, as well as the loss on extinguishment of debt and the loss on legal settlement.

Investor Relations Contacts
Matt Glover or Ralf Esper
Gateway Group, Inc.
(949) 574-3860
APLD@gateway-grp.com

Media Contact
Brenlyn Motlagh
Gateway Group, Inc.
(949) 899-3135
APLD@gateway-grp.com

APPLIED DIGITAL CORPORATION AND SUBSIDIARIES
Consolidated Balance Sheets (Unaudited)
(In thousands, except share and par value data)

	May 31, 2024	May 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$3,339	$28,999
Restricted cash	21,349	14,575
Accounts receivable	3,847	82
Prepaid expenses and other current assets	1,343	2,012
Current assets held for sale	384	—
Total current assets	30,262	45,668
Property and equipment, net	340,381	198,151
Operating lease right of use assets, net	153,611	1,290
Finance lease right of use assets, net	218,683	14,303
Other assets	19,930	4,545
TOTAL ASSETS	$762,867	$263,957

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$116,117	$6,446
Accrued liabilities	26,282	9,960
Current portion of operating lease liability	21,705	320
Current portion of finance lease liability	107,683	5,722
Current portion of debt	10,082	7,950
Current portion of debt, at fair value	35,836	—
Customer deposits	13,819	32,560
Related party customer deposits	1,549	3,810
Deferred revenue	37,674	47,168
Related party deferred revenue	1,692	1,524
Due to customer	13,002	—
Other current liabilities	96	—
Total current liabilities	385,537	115,460
Long-term portion of operating lease liability	109,740	1,005
Long-term portion of finance lease liability	63,288	8,334
Long-term debt	79,472	33,222
Long-term related party loan	—	35,257
Other long-term related party liabilities	—	1,000
Total liabilities	638,037	194,278
Commitments and contingencies
Stockholders' equity:
Common stock, $0.001 par value, 166,666,667 shares authorized, 144,083,944 shares issued and 139,051,142 shares outstanding at May 31, 2024, and 100,927,358 shares issued and 95,925,630 shares outstanding at May 31, 2023	144	101
Treasury stock, 5,032,802 shares at May 31, 2024 and 5,001,728 shares at May 31, 2023, at cost	(62)	(62)
Additional paid in capital	374,738	160,194
Accumulated deficit	(249,990)	(100,716)
Total stockholders’ equity attributable to Applied Digital Corporation	124,830	59,517
Noncontrolling interest	—	10,162
Total stockholders' equity including noncontrolling interest	124,830	69,679
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$762,867	$263,957

APPLIED DIGITAL CORPORATION AND SUBSIDIARIES
Consolidated Statements of Operations (Unaudited)
(In thousands, except per share data)

	Three Months Ended		Fiscal Year Ended
	May 31, 2024	May 31, 2023	May 31, 2024	May 31, 2023
Revenue:
Revenue	$39,821	$17,844	$150,814	$40,984
Related party revenue	3,878	4,193	14,761	14,408
Total revenue	43,699	22,037	165,575	55,392
Costs and expenses:
Cost of revenues	46,289	15,909	148,340	44,388
Selling, general and administrative (1)	31,318	12,298	98,461	55,059
Loss on classification as held for sale	(6,306)	—	15,417	—
Loss from legal settlement	—	—	2,380	—
Total costs and expenses	71,301	28,207	264,598	99,447
Operating loss	(27,602)	(6,170)	(99,023)	(44,055)
Interest expense, net (2)	18,303	919	26,832	$1,980
Loss on change in fair value of debt	4,789	—	7,401	—
Loss on change in fair value of related party debt	13,812	—	13,812	—
Loss on extinguishment of debt (3)	154	—	2,507	94
Net loss before income tax expenses	(64,660)	(7,089)	(149,575)	(46,129)
Income tax expense (benefit)	96	(242)	96	(523)
Net loss	(64,756)	(6,847)	(149,671)	(45,606)
Net loss attributable to noncontrolling interest	—	(383)	(397)	(960)
Net loss attributable to Applied Digital Corporation	$(64,756)	$(6,464)	$(149,274)	$(44,646)

Basic and diluted net loss per share attributable to Applied Digital Corporation	$(0.52)	$(0.07)	$(1.31)	$(0.48)
Basic and diluted weighted average number of shares outstanding	124,666,579	94,119,944	114,061,414	93,545,687

(1)Includes related party selling, general and administrative expense of $0.1 million and $0.1 million for the three months ended May 31, 2024 and May 31, 2023, respectively, and $0.6 million and $0.1 million for the fiscal years ended May 31, 2024 and May 31, 2023, respectively.
(2)Includes related party interest expense of $0.2 million and $0.1 million for the three months ended May 31, 2024 and May 31, 2023, respectively, and $5.7 million and $0.1 million for the fiscal years ended May 31, 2024 and May 31, 2023, respectively.
(3)Amounts included in the fiscal year ended May 31, 2024 are related to the extinguishment of related party debt.

APPLIED DIGITAL CORPORATION AND SUBSIDIARIES
Consolidated Statements of Cash Flows (In thousands) (Unaudited)

	Fiscal Year Ended
	May 31, 2024	May 31, 2023
CASH FLOW FROM OPERATING ACTIVITIES
Net loss	$(149,671)	$(45,606)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	79,360	7,614
Stock-based compensation	17,362	32,072
Lease expense	13,944	—
Deferred income taxes	—	(540)
Loss on extinguishment of debt	2,507	94
Loss on legal settlement	2,380	—
Amortization of debt issuance costs	2,780	410
Loss on classification as held for sale	15,417	—
Loss on change in fair value of debt	7,401	—
Loss on change in fair value of related party debt	13,812	—
Changes in operating assets and liabilities:
Accounts receivable	(3,765)	145
Prepaid expenses and other current assets	899	(766)
Other assets	327	364
Accounts payable	41,840	(13,750)
Accrued liabilities	21,601	7,485
Due to customer	13,002	—
Lease assets and liabilities	(47,479)	(446)
Customer deposits	(8,770)	24,584
Related party customer deposits	(2,261)	2,261
Deferred revenue	(9,494)	44,245
Related party deferred revenue	168	569
CASH FLOW PROVIDED BY OPERATING ACTIVITIES	11,360	58,735
CASH FLOW FROM INVESTING ACTIVITIES
Purchases of property and equipment and other assets	(141,809)	(131,278)
Proceeds from sale of investment securities	—	—
Proceeds from sale of assets	19,852	—
Finance lease prepayments	(50,089)	—
Purchases of investments	(390)	(810)
CASH FLOW USED IN INVESTING ACTIVITIES	(172,436)	(132,088)
CASH FLOW FROM FINANCING ACTIVITIES
Repayment of finance leases	(59,967)	(3,353)
Borrowings of long-term debt	116,554	45,650
Borrowings of related party debt	28,000	36,500
Repayment of long-term debt	(21,714)	(10,032)
Repayment of related party debt	(45,500)	—
Payment of deferred financing costs	(320)	(567)
Payment of related party deferred financing costs	—	(1,548)
Proceeds from issuance of common stock, net of costs	130,849	—
Common stock issuance costs	(284)	—
Tax payments for restricted stock upon vesting	(861)	(168)
Noncontrolling interest contributions	—	4,146
CASH FLOW PROVIDED BY FINANCING ACTIVITIES	146,757	70,628

NET DECREASE IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	(14,319)	(2,725)
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH, BEGINNING OF PERIOD	43,574	46,299
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH, END OF PERIOD	$29,255	$43,574

APPLIED DIGITAL CORPORATION AND SUBSIDIARIES
Consolidated Statements of Cash Flows (In thousands) continued

	Fiscal Year Ended
	May 31, 2024	May 31, 2023
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Interest paid	$20,216	$1,118
Income taxes paid	$5	$—

SUPPLEMENTAL DISCLOSURE OF NON-CASH ACTIVITIES
Operating right-of-use assets obtained by lease obligation	$159,197	$—
Finance right-of-use assets obtained by lease obligation	$277,203	$8,693
Property and equipment in accounts payable and accrued liabilities	$85,019	$9,384
Extinguishment of non-controlling interest	$9,765	$—

APPLIED DIGITAL CORPORATION AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Measures (Unaudited)
(In thousands, except percentage data)

	Three Months Ended		Fiscal Year Ended
$ in thousands	May 31, 2024	May 31, 2023	May 31, 2024	May 31, 2023
Adjusted operating loss
Operating loss (GAAP)	$(27,602)	$(6,244)	$(99,023)	$(44,055)
Stock-based compensation	3,597	5,195	17,108	32,072
Non-recurring repair expenses (a)	645	—	1,224	—
Diligence, acquisition, disposition and integration expenses (b)	1,652	727	5,838	2,164
Litigation expenses (c)	929	—	1,589	—
Research and development expenses (d)	50	—	169	893
Loss on classification as held for sale	(6,306)	—	15,417	—
Accelerated depreciation and amortization (e)	88	—	4,307	—
Loss on legal settlement	—	—	2,380	—
Other non-recurring expenses (f)	—	615	—	1,606
Adjusted operating loss (Non-GAAP)	$(26,947)	$293	$(50,991)	$(7,320)
Adjusted operating margin	(62)%	1%	(31)%	(13)%

Adjusted net loss attributable to Applied Digital Corporation
Net loss attributable to Applied Digital Corporation (GAAP)	$(64,756)	$(6,464)	$(149,274)	$(44,646)
Stock-based compensation	3,597	5,195	17,108	32,072
Non-recurring repair expenses (a)	645	—	1,224	—
Diligence, acquisition, disposition and integration expenses (b)	1,652	727	5,838	2,164
Litigation costs (c)	929	—	1,589	—
Research and development expenses (d)	50	—	169	893
Loss on classification as held for sale	(6,306)	—	15,417	—
Accelerated depreciation and amortization (e)	88	—	4,307	—
Loss on change in fair value of debt	4,789	—	7,401	—
Loss on change in fair value of related party debt	8,116	—	8,116	—
Loss on change in fair value of warrants issued to related parties	5,696	—	5,696	—
Loss on extinguishment of debt	154	—	2,507	94
Loss on legal settlement	—	—	2,380	—
Other non-recurring expenses (f)	—	615	—	1,511
Adjusted net loss attributable to Applied Digital Corporation (Non-GAAP)	$(45,346)	$73	$(77,522)	$(7,912)
Adjusted net loss attributable to Applied Digital Corporation per diluted share (Non-GAAP)	$(0.36)	$—	$(0.68)	$(0.08)

APPLIED DIGITAL CORPORATION AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Measures (Unaudited) continued
(In thousands, except percentage data)

	Three Months Ended		Fiscal Year Ended
$ in thousands	May 31, 2024	May 31, 2023	May 31, 2024	May 31, 2023
EBITDA and Adjusted EBITDA
Net loss attributable to Applied Digital Corporation (GAAP)	$(64,756)	$(6,464)	$(149,274)	$(44,646)
Interest expense, net	18,303	919	26,832	1,980
Income tax expense (benefit)	96	(242)	96	(523)
Depreciation and amortization (e)	31,696	2,636	79,360	7,267
EBITDA (Non-GAAP)	(14,661)	(3,151)	(42,986)	(35,922)
Stock-based compensation	3,597	5,195	17,108	32,072
Non-recurring repair expenses (a)	645	—	1,224	—
Diligence, acquisition, disposition and integration expenses (b)	1,652	727	5,838	2,164
Litigation expenses (c)	929	—	1,589	—
Research and development expenses (d)	50	—	169	893
Loss on classification as held for sale	(6,306)	—	15,417	—
Loss on change in fair value of debt	4,789	—	7,401	—
Loss on change in fair value of related party debt	8,116	—	8,116	—
Loss on change in fair value of warrants issued to related parties	5,696	—	5,696	—
Loss on extinguishment of debt	154	—	2,507	94
Loss on legal settlement	—	—	2,380	—
Other non-recurring expenses (f)	133	615	—	1,511
Adjusted EBITDA (Non-GAAP)	$4,794	$3,386	$24,459	$812

(a)Represents costs incurred in the repair and replacement of equipment at the Company's Ellendale data center hosting facility as a result of the previously disclosed power outage.
(b)Represents legal, accounting and consulting costs incurred in association with certain discrete transactions and projects.
(c)Represents non-recurring litigation expense associated with the Company’s defense of class action lawsuits and legal fees related to matters with certain former employees. The Company does not expect to incur these expenses on a regular basis.
(d)Represents specific non-recurring research and development activities related to the Company’s business expansion that the Company does not expect to incur on a regular basis.
(e)Represents the acceleration of expense related to transformers that were abandoned by the Company due to operational failure or other reasons. Depreciation and amortization in this amount is included in Depreciation and Amortization expense within the Company’s calculation of EBITDA, and therefore is not added back as a management adjustment in the Company’s calculation Adjusted EBITDA.
(f)Represents expenses that are not representative of the Company’s expected ongoing costs and is presented for comparative purposes only.